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                                    EXHIBIT 5
                         TESTA HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                                HIGH STREET TOWER
                                BOSTON, MA 02110

                                                       June 25, 2001
Alpha Industries, Inc.
20 Sylvan Road
Woburn, MA 01801

Re:  Registration Statement on Form S-8 Relating to the
     Alpha Industries Savings and Retirement 401(K) Plan (the "Plan").
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Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Alpha Industries, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 200,000 shares of Common Stock, par value $0.25 per share, of the Company issuable pursuant to the Plan (the "Shares").

     We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, the Company's Certificate of Incorporation, the Company's By-Laws, as amended, the minute books and stock records of the Company, and originals or certified copies of such other certificates, documents, records and materials as we have deemed necessary for the purpose of rendering this opinion.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                     Very truly yours,

                                     /s/ TESTA, HURWITZ & THIBEAULT, LLP
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                                     TESTA, HURWITZ & THIBEAULT, LLP



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